UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2004

 COMMERCIAL NET LEASE REALTY, INC.
(exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	0-12989 (Commission File Number)	56-1431377 (I.R.S. Employment Identification No.)
450 South Orange Avenue, Orlando, FL 32801 (Address of principal executive offices, including zip code) (407) 265-7348 (Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated May 6, 2004.

Item 12. Results of Operations and Financial Condition.

On May 6, 2004, Commercial Net Lease Realty, Inc. issued a press release announcing its results of operations and financial condition for the quarter ended March 31, 2004. The press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2004	By: /s/ Kevin B. Habicht Kevin B. Habicht Executive Vice President and Chief Financial Officer